UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 2, 2011

BioFuel Energy Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-33530	20-5952523
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1600 Broadway, Suite 2200
Denver, CO 80202
 (Address of principal executive offices, including zip code)

(303) 640-6500
 (Registrant’s telephone number including area code)

 (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On February 2, 2011, the amended and restated certificate of incorporation of BioFuel Energy Corp. (the “Company”), in the form attached hereto as Exhibit 3.1, became effective. The amended and restated certificate of incorporation increases the number of authorized shares of the Company’s common stock from 100,000,000 to 140,000,000 and increases the number of authorized shares of the Company’s class B common stock from 50,000,000 to 75,000,000.

Item 5.07	Submission of Matters to a Vote of Security Holders

On February 2, 2011, the Company held a special meeting of its stockholders, at which stockholders voted in favor of the proposals described below.  The special meeting was called in connection with the Company’s previously announced rights offering that expired on January 28, 2011 of subscription rights to purchase depositary shares representing shares of series A non-voting convertible preferred stock of the Company.  Of the 32,577,713 total shares of voting stock outstanding as of December 27, 2010, the record date for the meeting, 81% were voted in favor of a proposal to amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 140,000,000 and class B common stock from 50,000,000 to 75,000,000.  Approval of this proposal required the affirmative vote of a majority of the votes eligible to be cast on the proposal at the special meeting.  Of the 22,098,990 votes cast by the Company’s stockholders on the second proposal, which represents approximately 68% of the Company’s total shares of voting stock outstanding as of the record date, 99% of the votes were in favor of (i) the issuance of all shares of common stock issuable upon the conversion of all shares of series A non-voting convertible preferred stock underlying the depositary shares purchased in connection with the rights offering and related transactions, (ii)(A) the issuance of all shares of class B common stock issuable upon the conversion of all preferred membership interests and class B preferred membership interests (if any) in BioFuel Energy, LLC (the “LLC”) that holders of membership interests in the LLC (other than the Company) purchase in the LLC’s concurrent private placement and related transactions and (B) the issuance of all shares of common stock issuable upon the elective exchange of membership interests in the LLC received by such persons following the conversion of all preferred membership interests in the LLC and (iii) the issuance of warrants (if issued pursuant to the terms of the Company’s bridge loan facility) and of all shares of common stock issuable upon the exercise of the warrants assuming that such warrants are issued.  Approval of this proposal required the affirmative vote of a majority of the votes cast on the proposal at the special meeting.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of BioFuel Energy Corp.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BIOFUEL ENERGY CORP.

Date: February 8, 2011
	By:	/s/ Scott H. Pearce
		Name:	Scott H. Pearce
		Title:	President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of BioFuel Energy Corp.